EXHIBIT 10.1

Certain information in this document, marked by [***], has been omitted pursuant to Regulation S-K, Item 601(b)(10)(iv). Such omitted information is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

SECURED PROMISSORY NOTE

$10,000,000.00	September 29, 2021

FOR VALUE RECEIVED, CHECK FIVE LLC, a Delaware limited liability company (the “Maker”), unconditionally promises to pay to the order of NEURONETICS, INC., a Delaware corporation (the “Payee,” which term will also include any subsequent holder of this Note), the principal sum of Ten Million Dollars ($10,000,000.00), together with interest until paid, as set forth herein.

1.    Principal Payments.

(a)    The Maker will pay the unpaid principal balance of this Note to the Payee in [***] monthly installments in the amount of [***] each, which installments will be due and payable on the first (1st) day of each month, beginning on [***] (as may be extended pursuant to the proviso hereto, the “Principal Commencement Date”), and on the first (1st) day of each consecutive month thereafter with the remaining principal balance of this Note to be paid on the Maturity Date; provided, that if the Payee determines in its reasonable discretion that the Maker [***], then the Principal Commencement Date shall be extended to [***].

(b)    Unless sooner paid in full, the entire unpaid principal balance of this Note, together with all outstanding and unpaid accrued interest, late charges, fees and Collection Costs will be due and payable by the Maker to the Payee on [***] (the “Maturity Date”).

2.    Interest Payments.

(a)    Interest will accrue and be payable on the outstanding and unpaid principal balance of this Note at the floating interest rate of [***]. Interest will accrue based on a 360-day year for the actual number of days the principal is outstanding. As used herein, “Prime Rate” will mean the highest rate per annum published from time to time by the Wall Street Journal as the Prime Rate, or, in the event the Wall Street Journal ceases to publish the Prime Rate, the base, reference or other rate then designated by the Payee for general commercial loan reference purposes, it being understood that such rate is a reference rate, not necessarily the lowest, established from time to time, which serves as the basis upon which effective interest rates are calculated for loans making reference thereto. The effective interest rate applicable to undersigned’s loans will change on the date of each change in the Prime Rate. The Payee will deliver an invoice to Maker each month with the amount of interest payment due for such month, which invoice shall be conclusive absent manifest error.

(b)    The Maker will make payments of the accrued and unpaid interest on the unpaid principal balance of this Note to the Payee in arrears as follows:

(i)      monthly, within two (2) days of receipt of an invoice from the Payee of the interest payment due for the prior month; and

(ii)    on the Maturity Date.

(c)    If a prepayment of principal is made on this Note, the Maker will pay to the Payee, on the date of the prepayment, all accrued and unpaid interest on the principal amount prepaid.

3.    Default Interest. Upon and after the occurrence of an Event of Default, interest will accrue and be payable on the unpaid principal balance of this Note at the interest rate per annum that is [***] plus the interest rate otherwise applicable to this Note (the “Default Interest Rate”). Interest will continue to accrue and be payable on the unpaid principal balance of this Note after the commencement, and during the pendency, of any case, whether voluntary or involuntary, with respect to the Maker under the United States Bankruptcy Code or under similar law or any other law of any jurisdiction regarding bankruptcy, insolvency, assignment for the benefit of creditors, receivership, conservatorship, moratorium, rearrangement, reorganization, liquidation or similar debtor relief.

4.    Late Charges. If any scheduled payment of principal or interest due under this Note is not paid within fifteen (15) days after the date that the payment is due, the Maker will pay to the Payee a late charge equal to [***] of the amount past due. The 15-day period provided in the preceding sentence is not a grace or cure period and the Payee will be entitled to exercise all of the Payee’s rights and remedies upon the occurrence of an Event of Default regardless of whether a late charge is due or is paid. The Maker will pay the late charge to the Payee within ten (10) days after the Payee’s written request for payment of the late charge, which request may be made by the Payee including the late charge in the amount or amounts due on a billing statement given to the Maker or in another writing from the Payee to the Maker.

5.    Manner of Payment. All payments will be made in United States of America (“United States”) dollars in immediately available funds without defense, set-off, counterclaim or deduction of any kind on the due dates of such payments. Payments will be made to the Payee’s address set forth in this Note (or such other payment address as may be designated by the Payee upon written notice to the Maker) by 11:00 a.m. (time at the payment address) on the due date for such payments. If any payment on this Note will be due and payable on any day that is not a Business Day, such payment will be deemed due on the next following Business Day, and interest will be payable at the interest rate on this Note (including the Default Interest Rate, as applicable) through such Business Day. Payment received by the Payee at the payment address after 11:00 a.m. (time at the payment address) will be deemed to have been made on the next Business Day after such receipt in the Payee’s discretion. Any payments by check will be accepted subject to collection in immediately available funds. Payments will be applied to interest, principal, late charges, fees and Collection Costs in such order as the Payee may determine in the Payee’s discretion. If at any time any payment made by the Maker under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Maker or for any other reason, the Maker’s obligation to make such payment under this Note will be reinstated as though such payment had not been made. As used in this Note, “Business Day” means any day that is (a) a Monday, Tuesday, Wednesday, Thursday or Friday on which banks in the Governing Jurisdiction (herein defined) are open for the transaction of a substantial part of their commercial banking business and (b) not a legal holiday in the Governing Jurisdiction.

6.    Prepayments.

(a)    [***]

(b)    [***]

(c)    [***]

7.    Collection Costs. Within ten (10) days after the Payee’s written request from time to time, the Maker will pay, or provide the Payee with sufficient funds for the payment of, or reimburse the Payee for the payment of, the Payee’s Collection Costs. As used in this Note, “Collection Costs” means the Payee’s costs and expenses (including, without limitation, attorneys’ fees and other legal expenses, and the fees and expenses of other professionals, including experts, consultants, accountants, appraisers, surveyors, engineers, receivers, trustees, warehousemen and auctioneers) incurred by the Payee in (a) collecting or attempting to collect the Obligations (as used in this Note, “Obligations” means the principal, interest and other amounts owed to the Payee under this Note), (b) enforcing or defending the Payee’s rights, and exercising any remedies, under this Note or under any Related Document (as used in this Note, “Related Document” means the Commercial Agreement, the Limited Recourse Guaranty and Pledge Agreement by 6215 Riverwalk LLC, the direct parent of the Maker, in favor of the Payee, and any other agreement, instrument or document that guarantees or secures this Note or any of the Obligations, or that otherwise evidences any of the Obligations) or under any law, or (c) enforcing the Payee’s rights, and exercising the Payee’s remedies, with respect to any Collateral (as used in this Note, “Collateral” means any personal property, real property, intangible property or fixtures in which the Payee has been granted a security interest or lien to secure this Note or the Obligations or to secure any guarantee thereof, including without limitation all assets of the Maker in which Payee has been granted a security interest pursuant to Section 9(s)). If the Maker will fail to pay or reimburse the Payee for Collection Costs as herein provided, and the Payee will pay, or will have paid or advanced, such Collection Costs (the Payee being hereby authorized, but not obligated, to pay or advance such Collection Costs), the Payee will be entitled to add the amount of such Collection Costs to the amount of principal outstanding under this Note and thereafter charge interest thereon at the interest rate applicable (including the Default Interest Rate as applicable) to the outstanding principal balance of this Note. If the Payee adds the amount of Collection Costs that are not paid or reimbursed by the Maker to the amount of principal outstanding under this Note as provided in this Section, neither the addition of such unpaid amount to the principal outstanding under this Note, nor the charging of interest thereon, will relieve the Maker of any Event of Default for failure to pay Collection Costs when due, and the Payee will be entitled to exercise all of the Payee’s rights and remedies upon the occurrence of any such Event of Default.

8.    Representations and Warranties. The Maker makes the following representations and warranties to the Payee:

(a)    Organization and Qualification to do Business. The Maker is (i) a limited liability company duly formed, validly existing, and in good standing, under the laws of the State of Delaware, and (ii) qualified to do business in each jurisdiction where such qualification is necessary. The Maker does not operate any business under any other name other than the DBA “Success TMS”.

(b)    Power and Authority. The Maker has the limited liability company power and authority to execute, deliver and perform this Note and each Related Document to which the Maker is or will be a party. The Maker’s execution, delivery and performance of this Note, and each Related Document to which the Maker is or will be a party, have been duly authorized by all requisite limited liability company action on the part of the Maker.

(c)    Execution, Delivery and Enforceability. This Note has been duly and validly executed and delivered by the Maker and constitutes the Maker’s legal, valid and binding obligation, enforceable in accordance with its terms.

(d)    No Conflicts. The execution, delivery and performance of this Note and the Related Documents to which it is a party by the Maker, and the Maker’s incurrence of the indebtedness and other Obligations evidenced by this Note, do not and will not (i) contravene any of the Maker’s Organizational Documents, (ii) contravene, be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both, as applicable) a default under, any indenture, agreement or other instrument binding upon the Maker or any of the property of the Maker, (iii) result in the creation or imposition of any security interest, lien or encumbrance upon any of the Maker’s property for the benefit or security of any obligation or Person, excepting any security interests, liens or encumbrances created or imposed solely for the benefit and security of the Payee, or (iv) contravene any provision of law or any order of any court or other agency of government. As used in this Note, “Organizational Documents” means any articles or certificates of incorporation, organization, or formation, and the like, and any bylaws, operating agreements, partnership agreements, trust agreements, shareholder agreements or other governing documents, and including any amendments or restatements of any thereof.

(e)    Subsidiaries. The Maker does not have any Subsidiaries. As used in this Note, “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, statutory trust or other entity with respect to which such Person holds, directly or indirectly, a majority of the shares, membership interests, partnership interests, beneficial interests, or other equity interests having ordinary voting power for the election of the board of directors or other equivalent governing body thereof, or as to which such Person controls, directly or indirectly, the management thereof. “Person” means any natural person, corporation, limited liability company, partnership, joint venture, association, joint-stock company, unincorporated organization, trust, governmental authority or other entity, including any receiver, debtor-in-possession, trustee, custodian, conservator, or liquidator.

(f)    Compliance with Applicable Laws. The Maker and its Subsidiaries are in compliance in all material respects with all Applicable Laws. As used in this Note, “Applicable Laws” means, as to any Person, all laws (whether federal, state, local or foreign) applicable to or binding upon (i) such Person, (ii) any property of such Person, or (iii) any business or activity of such Person.

(g)    Solvency. Giving effect to the Maker’s incurrence of the principal amount of the indebtedness, and the other Obligations, evidenced by this Note, (i) the value of the Maker’s assets is greater than the total amount of the Maker’s liabilities, including contingent and unliquidated liabilities (computed, in the case of contingent and unliquidated liabilities, at the amount that, in light of all of the currently existing facts and circumstances can reasonably be expected to become actual or matured liabilities), (ii) the Maker is able to pay all of its liabilities as such liabilities mature, and (iii) the Maker does not have unreasonably small capital.

(h)    Margin Stock. The Maker is not engaged in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no amount of the proceeds of the indebtedness evidenced by this Note has been used, and no amount thereof will be used, to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. As used in this Note, “Margin Stock” means margin stock within the meanings of Regulations T, U and X, of the Board of Governors of the Federal Reserve System of the United States (and any successor thereto), as the same may be modified and supplemented and in effect from time to time.

(i)    Investment Company Act. The Maker is not an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

9.    Covenants. The Maker further covenants and agrees, for the benefit and security of the Payee, as follows:

(a)    Existence. The Maker and its Subsidiaries will do all things necessary to preserve, renew and keep in full force and effect their legal existence in the jurisdictions where they are incorporated, organized or formed. The Maker and its Subsidiaries will do all things necessary to maintain their qualification to do business in each jurisdiction where such qualification is necessary. The Maker and its Subsidiaries will do all things necessary to preserve, renew and keep in full force and effect all rights, permits, licenses, franchises, patents, trademarks, copyrights, privileges, authorizations, permissions, consents, easements, agreements or approvals of or issued by any governmental authority or any other Person that may be required by any law or are otherwise necessary or advisable for the ownership or operation of the business, property or assets of the Maker and its Subsidiaries. Neither the Maker nor any of its Subsidiaries will change or amend its or their Organizational Documents, except for changes or amendments that do not (i) affect the rights or privileges of the Maker or (ii) affect the interests of the Payee under this Note or any Related Document.

(b)    Compliance with Law.

(i) The Maker and its Subsidiaries will comply in all material respects with all Applicable Laws.

(ii) The Maker will not, directly or indirectly, or knowingly permit any affiliate to (1) enter into any documents, instruments, agreements or contracts with any person listed on the OFAC Lists, (2) conduct any business or engage in any transaction or dealing with any Blocked Person, including without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (3) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti-Terrorism Law, or (4) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law. As used herein, (i) “OFAC Lists” are, collectively, the Specially Designated Nationals and Blocked Persons List maintained by U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders; (ii) “Blocked Person” is any person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list; and (iii) “Anti-Terrorism Laws” means any laws, rules, regulations or orders relating to terrorism or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

(c)    Taxes. The Maker and its Subsidiaries will (i) file, or cause to be filed, when due, all tax returns and reports which are required to be filed by them, (ii) pay and discharge promptly, on or before the due date, all taxes, assessments, charges, and other impositions imposed by any government or governmental authority on any of them or on any of their properties or assets, and (iii) pay when due all lawful claims which, if unpaid, would by law become a lien upon any of their properties or assets. Promptly upon the Payee’s request from time to time, the Maker and its Subsidiaries will provide to the Payee receipts and other evidences of compliance with the provisions of this Section.

(d)    Books and Records. The Maker and its Subsidiaries will maintain their financial books and records in accordance with GAAP. The Payee will be permitted access to all financial books and records of the Maker and its Subsidiaries at any of the Maker’s locations, or at any location of any Subsidiary of the Maker, during normal business hours and will be permitted to make and keep copies, at the Maker’s expense, of such records as the Payee may request, at the Maker’s cost and expense. As used in this Note, “GAAP” means generally accepted accounting principles in the United States as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination.

(e)    Financial Reports. The Maker will deliver to the Payee or cause to be delivered to the Payee the following:

(i) as soon as available, but in no event more than ninety (90) days after the close of each of the Maker’s fiscal years, a consolidated balance sheet of the Maker and its Subsidiaries as of the end of such fiscal year, together with related consolidated statements of income and cash flows for such fiscal year, and setting forth in comparative form consolidated figures for the preceding fiscal year, all in reasonable detail and prepared after audit by a certified public accountant reasonably acceptable to the Payee whose opinion will be unqualified and will be to the effect that such consolidated financial statements have been prepared in accordance with GAAP applied on a consistent basis (excepting changes noted therein with which such accountants concur);

(ii) as soon as available, but in no event more than forty-five (45) days after the end of each of the first three fiscal quarters, a consolidated balance sheet of the Maker and its Subsidiaries and statements of income and cash flows for the Maker and its Subsidiaries each for such quarterly period and for the applicable portion of the fiscal year ending with such period, in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year (except that the balance sheet will be compared to that at prior year end), all in reasonable form and detail acceptable to the Payee, and accompanied by a certificate of the chief financial officer of the Maker stating that, to the best of his or her knowledge, information and belief, such financial statements are true and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from normal year-end audit adjustment;

(iii) as soon as available, but in no event more than thirty (30) days after the end of each month (but within forty-five (45) days in cases where such month end is also the last month of a fiscal quarter), a consolidated balance sheet of the Maker and its Subsidiaries and statements of income and cash flows for the Maker and its Subsidiaries for each such monthly period and for the applicable portion of the fiscal year ending with such period, in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year (except that the balance sheet will be compared to that at prior year end) all in reasonable form and detail acceptable to the Payee, and accompanied by a certificate of the chief financial officer of the Maker stating that, to the best of his or her knowledge, information and belief, such financial statements are true and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from normal year-end audit adjustment; and

(iv) within ten (10) days after the Payee’s written request from time to time, the Maker will furnish to the Payee such other information concerning the financial and operating condition, and results of operations, of the Maker and its Subsidiaries, or compliance with the terms of this Note or any Related Documents, or concerning any Upstream Owners (as used in this Note, “Upstream Owner” means any Person having any direct or indirect legal or beneficial ownership interest in the Maker), as the Payee may request.

(f)    Other Information; Litigation Cooperation.

(i) Promptly upon the Maker’s filing, registration or other transmission thereof, the Maker will give the Payee (i) copies of any filings and registrations with, and reports to, the Securities and Exchange Commission, or any successor agency, by the Maker or any Subsidiary of the Maker, (ii) copies of any tax returns filed with the Internal Revenue Service or with the tax authorities of any state by the Maker or any Subsidiary of the Maker, and (iii) copies of all financial statements, proxy statements, notices and reports that the Maker or any Subsidiary of the Maker sends to its shareholders, members, partners, beneficiaries or other equity holders, or to the holders of any indebtedness of the Maker or any Subsidiary the Maker in their capacities as holders of such indebtedness.

(ii) Maker will make available to Payee, without expense to Payee, Maker and each of Maker’s officers, employees and agents and Maker’s books, to the extent that Payee may reasonably deem them necessary to prosecute or defend any third-party suit or proceeding instituted by or against Payee with respect to any Collateral or relating to the Maker or this Note.

(g)    Notice of Default. The Maker will give the Payee written notice of any breach, default or Event of Default under this Note or under any Related Document, within three (3) Business Days after the occurrence thereof.

(h)    Investments. Without the Payee’s prior written consent, neither the Maker nor any Subsidiary of the Maker will (i) purchase, acquire or otherwise invest in any equity interest in any Person, (ii) purchase, acquire or otherwise invest in any indebtedness of any Person, (iii) make any loan to or for any Person, or (iv) provide any other financial or credit support to or for any Person.

(i)    Acquisitions. Without the Payee’s prior written consent, neither the Maker nor any Subsidiary of the Maker will (i) acquire all or substantially all of assets of any Person, (ii) acquire any line of business of any Person, (iii) merge or consolidate with any Person, (iv) enter into any partnership or joint venture, or (v) form or acquire any Subsidiary.

(j)    Indebtedness. Without the Payee’s prior written consent, neither the Maker nor any Subsidiary of the Maker will incur, assume, or otherwise be or become liable for any Indebtedness, or permit any Indebtedness to be secured by a security interest, lien or other encumbrance on any Property of the Maker or of any Subsidiary of the Maker, other than (i) any Indebtedness owed to the Payee, (ii) a receivables financing facility in an aggregate outstanding principal amount not to exceed [***], (iii) guarantees permitted under Section 9(k) of this Note and (iv) other Indebtedness in aggregate outstanding amount not to exceed [***]. As used in this Note, “Indebtedness” means any of the following: (i) loans and other indebtedness for borrowed money, (ii) any interest bearing obligations, (iii) obligations under capital leases, (iv) obligations to pay the deferred purchase price or acquisition price of property, assets or services (excepting trade credit in the ordinary course of business outstanding not more than 60 days), (v) reimbursement obligations and other obligations relating to letters of credit, bank guarantees and the like, (vi) obligations arising from cash management services or credit extended in connection therewith that are not incurred in the ordinary course of business consistent with past practice, (vii) obligations under swap agreements and other hedging agreements, (viii) any obligations to purchase, redeem, retire, defease or otherwise acquire any shares, membership interests, partnership interests, beneficial interests or other equity interests of any Person, and (ix) any indebtedness or other obligations secured by a security interest, lien or other encumbrance on the property of the Maker or any Subsidiary of the Maker regardless of whether the Maker or such Subsidiary is liable or such indebtedness or other obligations.

(k)    Guarantees. Without the Payee’s prior written consent, neither the Maker nor any Subsidiary of the Maker will guarantee the payment of any Indebtedness or any other obligations of any Person, other than (i) indorsements of bank checks for collection in the ordinary course of business, (ii) guarantees of Indebtedness owed to the Payee and (iii) guarantees of obligations of Maker or any Subsidiary of the Maker under leases of real property and leases of intellectual property entered into with third parties that are not Affiliates of Maker in the ordinary course of business consistent with past practice.

(l)    Liens. Without the Payee’s prior written consent, neither the Maker nor any Subsidiary of the Maker will grant, create or suffer to exist any security interest, lien or encumbrance on any of the Maker’s Property or such Subsidiary’s Property, other than (i) zoning restrictions, easements, licenses, reservations, covenants, conditions or other restrictions on the use of real property or other minor irregularities in title (including leasehold title), so long as the same do not, in the aggregate, materially impair the present use, value or marketability of any real property, leases or leasehold interests to which they apply, (ii) security deposits required under leases of real property to which the Maker or such Subsidiary is the lessee, provided that such leases are entered into, and such security deposits are made, in the ordinary course of the Maker’s or such Subsidiary’s business, (iii) deposits securing obligations under workmen’s compensation, unemployment insurance, social security or public liability laws or similar legislation, (iv) security interests, liens or encumbrances in favor of the Payee (and in favor of no other Person), and (v) liens (including the right of set-off) in favor of a bank or other depository institution arising as a matter of law encumbering deposits.

(m)    Dispositions. Without the Payee’s prior written consent, neither the Maker nor any Subsidiary of the Maker will sell, assign, transfer, convey, exchange, convert, surrender, contribute, donate, gift, lease, license, abandon or otherwise dispose of any of the Maker’s or any such Subsidiary’s Property, other than (i) sales or other dispositions of equipment that is obsolete and no longer useful in the business of the Maker or any Subsidiary of the Maker, and (ii) sales of inventory in the ordinary course of business of the Maker or a Subsidiary of the Maker.

(n)    Dividends and Distributions. Without the Payee’s prior written consent, neither the Maker nor any Subsidiary of the Maker will (i) pay any dividend, or make any other distribution, payment or advance, to any holder of, or otherwise in respect of, any shares, membership interests, partnership interests, beneficial interests, warrants or other equity interests in the Maker or any Subsidiary of the Maker, (ii) redeem, repurchase or purchase any shares, membership interests, partnership interests, beneficial interests, warrants, or other equity interests in the Maker or any Subsidiary of the Maker, or (iii) prepay, redeem, repurchase, purchase, or maintain any sinking fund or other fund for the payment of, any indebtedness of the Maker or of any Subsidiary of the Maker that is or may be convertible into any equity interest in the Maker or in any Subsidiary of the Maker; provided that (i) Subsidiaries of the Maker will be permitted to pay dividends to, and make distributions to, the Maker (or if the Subsidiary initially paying the dividend or making the distribution is not a direct Subsidiary of the Maker, then to one or more Subsidiaries of the Maker but only to the extent necessary for the purpose of effecting the concurrent payment of a dividend or distribution in the same amount from a direct Subsidiary of the Maker to the Maker), and (ii) payments, dividends or distributions by the Maker to its direct or indirect equity holders in order to pay consolidated or combined federal, state or local income or franchise taxes attributable to the income of the Maker or any of its Subsidiaries, to the extent such taxes are not payable directly by the Maker or any of their Subsidiaries, which payments, dividends and distributions by the Maker (less any such taxes payable directly by the Maker or any of its Subsidiaries) will not be in excess of the applicable income or franchise tax liabilities that would have been payable by Maker and the Subsidiaries on a stand-alone basis.

(o)    Affiliate Transactions. Without the Payee’s prior written consent, neither the Maker nor any Subsidiary of the Maker will engage in any transaction, or enter into any agreement, with any Affiliate unless such transaction or agreement is engaged in or entered into on terms that are no less favorable to the Maker or such Subsidiary than those that would have been obtained in a comparable transaction by the Maker or such Subsidiary with a non-Affiliate. As used in this Note, “Affiliate” means, as to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; and “control,” including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities, by agreement or otherwise.

(p)    Accounting Changes; Fiscal Year. Without the Payee’s prior written consent, neither the Payee nor any of its Subsidiaries will change its (i) accounting treatment or reporting, or tax reporting treatment, except as required by GAAP or any requirement of law and disclosed by the Maker to the Payee or (ii) fiscal year.

(q)    Change in Nature of Business; Change in Management.

(i) Without the Payee’s prior written consent, neither the Maker nor any of its Subsidiaries will make any material change in the nature or conduct of its business carried on at the date of this Note or enter into any line of business other than the line or lines of business it is engaged in on the date of this Note. Maker shall not operate its business under any other name other than “Success TMS” without the prior written consent of the Payee.

(ii) The Maker will not terminate the employment of any Key Person unless written notice thereof is provided to the Payee within ten (10) days of such termination or employment. As used herein, “Key Person” means Maker’s [***].

(r)    Fundamental Changes. Without the Payee’s prior written consent, neither the Maker nor any of its Subsidiaries will (i) change its capital or organizational structure, or convert from one form of entity to another (or, if a limited liability company, create or form any series), or adopt or approve a plan of division, file a certificate of division, or effect a division, (ii) sell or otherwise dispose of all or substantially all of its assets in one transaction or in a series of related transactions, (iii) cease doing business, or (iv) liquidate, dissolve, wind up, terminate or cease to exist.

(s)    Security Agreement.

(i) Unless otherwise indicated in this Note, words used in this Section 9(s) that are defined in Article 9 of the Uniform Commercial Code (“UCC”) as in effect in the Governing Jurisdiction on the date of this Note (“Article 9”), or are used in Article 9, will have the same meanings as in Article 9. To secure the full and complete payment and performance of this Note and the Obligations when due (the “Note Obligations”), and all other obligations of the Maker or any other Person to the Payee under this Note or under any Related Document (the “Related Obligations,” and the Related Obligations together with the Note Obligations, the “Secured Obligations”), the Maker hereby grants to the Payee a security interest in all assets of the Maker, now owned and hereafter acquired, created or arising (all of which constitutes Collateral), including without limitation the following personal property and fixtures: (i) accounts; (ii) certificates of title; (iii) chattel paper, including, without limitation, tangible chattel paper and electronic chattel paper; (iv) deposit accounts; (v) documents, including, without limitation, tangible documents of title, electronic documents of title and warehouse receipts; (vi) general intangibles, including, without limitation, payment intangibles; (vii) goods, including, without limitation, inventory, equipment, fixtures, manufactured homes and farm products; (viii) health-care-insurance receivables; (ix) instruments; (x) intellectual property, including, without limitation, patents, trademarks, copyrights, mask works, licenses, and trade secrets; (xi) investment property, including, without limitation, securities, security entitlements, securities accounts, commodity accounts, and commodity contracts; (xii) letter-of-credit rights and letters of credit; (xiii) money; (xiv) promissory notes; (xv) software; (xvi) as-extracted collateral; (xvii) timber to be cut, (xviii) all commercial tort claim(s); (xix) supporting obligations; (xx) products of any of the foregoing; (xxi) proceeds of any of the foregoing (including, without limitation, cash and non-cash proceeds and insurance proceeds); and (xxii) records. If the Maker now has, or hereafter acquires, any right, title, or interest in any commercial tort claim that is not described above, the Maker will promptly (and in any event within ten (10) days hereafter or after such acquisition, as applicable) give the Payee written notice thereof and the Maker will execute and deliver to the Payee a security agreement in form and substance satisfactory to the Payee for the purpose of granting to the Payee a valid and enforceable security interest in such commercial tort claim to further secure the Secured Obligations. The Maker represents and warrants to the Payee that the security interests granted to the Payee in this Note are now and will at all times be valid and enforceable first priority security interests.

(ii) The Payee will be entitled to file and maintain one or more UCC financing statements identifying the Maker as the debtor and the Payee as the secured party for purposes of perfecting and giving notice of the security interests granted to the Payee under this Note. The Payee will be entitled to describe the collateral on such UCC financing statements in the manner described in this Section, or as “all assets of the Debtor,” or as “all personal property of the Debtor,” or any combination thereof. Promptly upon, and in any event within five (5) days after, the Payee’s written request, the Maker will provide the Payee with all information that the Payee requests for purposes of preparing and filing such UCC financing statements. With respect to security interests granted to the Payee under this Note in any personal property or fixtures as to which another method of perfection (for example, perfection by control or by a filing other than a UCC financing statement filing) may be required, or may be deemed necessary or advisable by the Payee (and the Payee will have notified the Maker thereof), the Maker will promptly cause such security interests to be perfected by such other method of perfection, and to the extent that it is necessary to obtain an account control agreement, written consent, written acknowledgment or other documentation from a deposit account bank, a securities intermediary, a letter of credit issuer, a bailee, or other Person for such purposes, the Maker will promptly obtain such agreement, consent, acknowledgment or other documentation from such deposit account bank, securities intermediary, letter of credit issuer, bailee or other Person, in form and substance satisfactory to the Payee.

(iii) Promptly upon the Payee’s written request, the Maker will take such actions, and cause the Maker’s other creditors and counterparties to take such actions, as may be necessary or advisable, as determined by the Payee in the Payee’s discretion, to confirm that the security interests granted to the Payee under this Note are perfected first priority security interests and are not subject to any security interest, lien or encumbrance of any other Person. All costs and expenses (including the Payee’s attorneys’ fees and other legal expenses, and all costs, expenses, and taxes relating to filings and the like) of perfecting, confirming and maintaining the first priority of the security interests granted to the Payee under this Note will be paid or reimbursed by the Maker promptly upon, and in any event within ten (10) days after, the Payee’s written requests for such payment or reimbursement from time to time. The Payee will have all of the rights and remedies of a secured party under the UCC as in effect in the Governing Jurisdiction and other applicable law. Within ten (10) days after the Payee’s written requests from time to time, the Maker will provide the Payee with such information as the Payee may request regarding any or all of the Collateral. This Note constitutes a security agreement made by the Maker for the benefit and security of the Payee.

(t)    Use of Proceeds. The Maker will use the proceeds of this Note for working capital purposes and will not use such proceeds: (i) in violation of any Applicable Law, including FCPA or OFAC regulations, (ii) for payment of any dividends or distributions, (iii) for payment of any executive compensation outside of the ordinary course of business consistent with past practice as previously disclosed to the Payee or (iv) for payments to any Persons that is, or has a controlling interest in, a competitor of the Payee, its Affiliates or any of their respective business.

(u)    Replacement Notes. If this Note is lost or destroyed, the Maker will, within ten (10) days after the Payee’s written request, execute and deliver to the Payee a replacement promissory note identical to this Note, provided the Payee will execute and deliver to the Maker a certificate (i) stating that the original of this Note has been lost or destroyed and (ii) confirming that the Payee will indemnify the Maker from and against the Maker’s actual damages suffered as a result of the existence of this Note and the replacement promissory note requested by the Payee, both evidencing the same obligation. No replacement of this Note will result in a novation of the Maker’s obligations under this Note. If this Note is guaranteed or secured, such guarantees and security shall continue in full force and effect and will apply to any such replacement promissory note.

(v)    Further Assurances. Maker will execute any further instruments and take further action as Payee reasonably requests to perfect or continue the Payee’s lien in the Collateral or to effect the purposes of this Note.

(w)    Post-Closing Obligations. Promptly, and in any event within ten (10) Business Days after the date hereof, Maker shall deliver to Payee (i) a duly completed and executed perfection certificate, in a form and substance reasonably satisfactory to Payee and (ii) evidence that the UCC financing statement [***], with Maker as debtor, has been terminated.

10.    Default; Acceleration. The occurrence of any of the following events or circumstances will be an “Event of Default”:

(a)    the failure of the Maker to make any payment of principal or interest on this Note within five (5) days after the same shall become due;

(b)    the failure of the Maker to pay any other amounts, including any late charge, Collection Costs or other amounts owed to the Payee under this Note, within ten (10) days after the Payee gives the Maker a written request for such payment;

(c)    the failure of the Maker to perform its obligations under Section 9(g), (h), (i), (j), (k), (l), (m), (n), (o), (p), (q) or (r) of this Note;

(d)    the failure of the Maker to pay or perform its obligations under any term, provision, covenant or agreement in this Note, which failure is not within the scope of preceding clauses (a), (b) or (c), which failure shall continue unremedied for a period of five (5) days;

(d)    if any representation or warranty made by the Maker in this Note or in any Related Document is breached in any material respect or is false or misleading; provided that if such breach is curable, Maker shall have five (5) days to cure any such breach;

(e)    the occurrence of a breach or default under any Related Document by (i) the Maker or (ii) any other party thereto (other than the Payee); provided that if such Related Document expressly provides for a grace or cure period for such breach or default, such breach or default under the Related Document will not constitute an Event of Default under this Note until such breach or default under the Related Document continues uncured beyond the grace or cure period expressly provided in the Related Document; provided, further, that if such Related Document does not provide for a grace or cure period for such breach or default and such breach or default is curable, Maker shall have five (5) days to cure any such breach or default;

(f)    if the Maker, or any Subsidiary of the Maker, will breach or default in any payment of any indebtedness (other than the indebtedness evidenced by this Note) owed by it to any Person, or will breach, or default under, any other terms, representations, warranties, covenants, conditions, or other provisions applicable to such indebtedness, if (i) the amount of such indebtedness exceeds Ten Thousand Dollars ($10,000) and (ii) the occurrence of any such breach or default would accelerate such indebtedness, or would entitle the holder of such indebtedness to accelerate such indebtedness or exercise any other remedies with respect thereto;

(g)    if a judgment, order or award for payment of money in excess of Ten Thousand Dollars ($10,000) will be entered against the Maker or any Subsidiary of the Maker, in favor of any Person, and such judgment or order will continue unsatisfied and unstayed (i) for a period of thirty (30) days after the entry thereof, or (ii) if earlier, on the date on which any lien may attach in respect of such judgment, order or award;

(h)    the commencement of any action (including any self-help action) or proceeding, judicial or otherwise, by any Person, other than the Payee, for the purpose of enforcing or protecting such Person’s security interest in or lien upon any Property of the Maker or any Subsidiary of the Maker, or the seizure, repossession, or other taking of possession, of any property of the Maker or any Subsidiary of the Maker, by any Person other than the Payee by any action or means, including condemnation, forfeiture, foreclosure (or deed in lieu of foreclosure), seizure, levy, distraint, replevin or self-help;

(i)    the occurrence, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, of any sale, assignment, transfer, conveyance, exchange, conversion, surrender, contribution, donation, gift giving or pledge of, or the creation of a security interest in, all or any portion of the shares, membership interests, partnership interests, beneficial interests or other equity interests in the Maker or in any Subsidiary of the Maker, or any Upstream Owner;

(j)    the occurrence, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, of any Change of Control of the Maker, or any Subsidiary of the Maker. As used in this Note, “Change of Control” means with respect to any Person, any change in the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities, by agreement or otherwise, including any of the following: (i) a change in the legal or beneficial ownership of twenty percent (20%) or more of the voting securities (or other voting ownership interests) of such Person, or if such Person is a limited partnership, of any general partner of such Person, (ii) during the period of twenty-four (24) consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be to be composed of individuals (A) who were members of that board or other equivalent governing body on the first day of such twenty-four (24) consecutive month period, (B) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in preceding clause (A) constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (C) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in preceding clauses (A) and (B) constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (iii) the replacement of a managing general partner of a partnership or a managing member of a limited liability company;

(k)    the occurrence of any adverse change in the business, properties, assets, condition (financial, operating or otherwise), or results of operations, of the Maker or any Subsidiary of the Maker, that materially impairs, or would reasonably be expected to materially impair, the ability of the Maker to pay the Obligations in accordance with the terms of this Note or any Related Document;

(l)    the occurrence of any event or circumstance that materially impairs, or would be reasonably expected to materially impair, (i) the Payee’s security interest in, or lien on, any Collateral, or the perfection or priority of such security interest or lien, (ii) the value of the Collateral, or (iii) the ability of the Payee to enforce its remedies against the Maker under this Note or any Related Document or pursuant to applicable law;

(m)    if the Maker will allege any invalidity or unenforceability of (i) this Note, (ii) any of the Obligations, (iii) any Related Document, or (iv) any security interest, lien or encumbrance created in favor of the Payee under any Related Document;

(n)    if the Maker will commence a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or similar official of it or any substantial part of its assets, or will consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or will make a general assignment for the benefit of creditors, or will fail generally to pay its debts as they become due, or will take any action to authorize any of the foregoing (the “Voluntary Events”); or

(o)    if an involuntary case or other proceeding will be commenced against the Maker seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its assets, and such involuntary case or other proceeding will remain undismissed and unstayed for a period of thirty (30) days, or an order for relief will be entered against the Maker under the federal bankruptcy laws as now or hereafter in effect (the “Involuntary Events,” and together with the Voluntary Events, the “Bankruptcy Events of Default”).

Upon the occurrence of an Event of Default, the unpaid principal balance of this Note together with all accrued and unpaid interest thereon and all late charges, fees, Collection Costs and other sums evidenced by this Note will, at the option of the Payee, and in the Payee’s discretion, be accelerated and become immediately due and payable. Notwithstanding the foregoing, upon any Bankruptcy Event of Default, and without notice to or demand upon the Maker or any action by the Payee, the unpaid principal balance of this Note together with all accrued and unpaid interest thereon, and all late charges, fees, Collection Costs and other sums evidenced by this Note, will be accelerated automatically and become immediately due and payable. The Payee’s rights and remedies with respect to the acceleration of this Note upon the occurrence of an Event of Default are in addition to the Payee’s rights and remedies under common and statutory law and under any Related Documents.

11.    Board Observation Right. During the term of this Note, Payee will be entitled to (i) receive notice of any regular or special meeting of the member or board of directors (or equivalent governing body) (the “Board”) of the Maker (or of the adoption or proposed adoption of any resolution of the Board by written consent) at the time such notice (or such proposed written consent) is provided to the members of the Board (the “Directors”), (ii) receive copies of any materials delivered to the sole member of the Maker or the Directors concurrently with their delivery to the sole member or the Directors and (iii) attend and participate (but not vote) in all meetings of the Board and any committees thereof.

12.    Notices. Any notice, request or demand required or permitted by or in connection with this Note will be in writing and will be made by facsimile, or by electronic transmission (“e-mail”), or by hand delivery, or by a nationally recognized overnight delivery service, or by certified mail, return receipt requested, postage prepaid, addressed to the Payee or to the Maker at the appropriate address set forth below or to such other address as may be hereafter specified by written notice by the Payee or the Maker. Notice, request or demand will be considered given as of the earlier of the date of actual receipt, or the date of the facsimile transmission without error, if receipt of the facsimile has been confirmed by telephone, or the date the e-mail is delivered, or the date of hand delivery, or one (1) Business Day after delivery to a nationally recognized overnight delivery service, or three (3) Business Days after the date of mailing by certified mail, return receipt requested, postage prepaid, independent of the date of actual delivery or whether delivery is ever in fact made, as the case may be, provided the giver of the notice, request or demand can establish that the notice, request or demand was given as provided herein. Notwithstanding the aforesaid procedures, any notice, request or demand upon the Maker, in fact received by the Maker, will be sufficient notice, request or demand.

[***]

13.    Certain Waivers. The Maker waives demand, presentment, protest, notice of dishonor, notice of protest, notice of nonpayment, notice of acceleration, and diligence. Presentment is not necessary to enforce the obligation of indorsers of this Note. Notice of dishonor is not necessary to enforce the obligation of any party to pay this Note. The Maker agrees that if the Payee or any other Person entitled to enforce this Note agrees at any time, with or without consideration, to an extension of the due date of the obligation of any party to pay this Note, such extension (whether of the maturity of this Note or any payment under this Note) will not discharge any obligation of the Maker. The Maker waives valuation and appraisement and all applicable exemption rights, whether under any state constitution, homestead laws or otherwise. The Maker waives all defenses based on suretyship or impairment of collateral.

14.    Preservation of Payee Rights. No failure on the part of the Payee to exercise any right or remedy hereunder, whether before or after the happening of an Event of Default, will constitute a waiver thereof, and no waiver of any past Event of Default will constitute waiver of any future default or of any other Event of Default. No failure to accelerate the indebtedness evidenced hereby by reason of any Event of Default hereunder, or acceptance of a past due payment, or indulgence granted from time to time, will be construed to be a waiver of the right to insist upon prompt payment thereafter or to impose late charges retroactively or prospectively, or will be deemed to be a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or any other right, or be construed so as to preclude the exercise of any right that the Payee may have, whether by the laws of the Governing Jurisdiction, by agreement, or otherwise; and the Maker hereby expressly waives the benefit of any statute or rule of law or equity that would produce a result contrary to or in conflict with the foregoing.

15.    Payee’s Setoff Rights. To the extent permitted by law, the Payee will have the right (referred to herein as the “Setoff Rights”) to set off against any principal, accrued interest or other amounts owing to the Payee under this Note, or owing to the Payee under any Related Document, any or all of the Maker’s deposits, moneys, securities and other property held by the Payee, or in the possession of the Payee, or in transit to the Payee, whether held in a deposit account or other account, or held for safekeeping, or otherwise. The Payee may exercise the Setoff Rights upon the occurrence and during the continuance of any Event of Default. The Payee may exercise the Setoff Rights without demand or notice to the Maker. The Setoff Rights are in addition to any liens, setoff rights or other rights and remedies that the Payee may have by law or pursuant to any other agreement, and are in addition to the Payee’s rights and remedies with respect to any collateral or other property in which the Payee may have a security interest or other lien.

16.    Commercial Obligations. The Maker acknowledges and agrees that all of the Obligations under this Note are commercial obligations. The Maker represents and warrants to the Payee that no amount of the proceeds of the indebtedness evidenced by this Note has been used, and no amount thereof will be used, for consumer, personal, family or household purposes.

17.    Maximum Rate of Interest. Notwithstanding anything herein to the contrary, the obligations of the Maker under this Note will be subject to the limitation that payments of interest (including any amounts properly characterized as interest under the law applicable to the indebtedness evidenced hereby) will not be required to the extent that receipt of such payments of interest by the Payee would be contrary to provisions of law applicable to the indebtedness evidenced hereby that limit the maximum lawful rate of interest that may be charged or collected by the Payee on this Note or on the indebtedness evidenced hereby. Without limiting the generality of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note which are made for the purposes of determining whether such rate of interest exceeds the maximum lawful rate of interest will be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of this Note all interest at any time contracted for, charged or received in connection with the indebtedness evidenced by this Note, and then, if any portion of the interest paid to the Payee exceeds the maximum lawful amount (any such portion, an “excess amount”), such excess amount will be automatically credited against and in reduction of the principal balance of this Note, and if any of said excess amount remains after the principal balance of this Note has been paid in full, then the Payee will return such remaining excess amount to the Maker, it being the intent of the parties hereto that under no circumstances will the Maker be required to pay any interest in excess of the highest rate of interest permissible under applicable law. This Section applies only if there are such provisions of law applicable to this Note or the indebtedness evidenced hereby that limit the maximum lawful rate of interest that may be charged or collected by the Payee on this Note or the indebtedness evidenced hereby.

18.    Amendments and Waivers. This Note may not be modified, amended, restated, changed or terminated orally, but only by an agreement in writing executed by the Maker and the Payee. No waiver of any term, covenant, representation, warranty or other provision of this Note, and no waiver of any Event of Default or any breach or default that with the giving of notice or the passage of time could become an Event of Default, will be effective unless such waiver is given in writing and executed by the Payee. If any such waiver is given by the Payee, such waiver will be effective only with respect to the specific circumstances set forth in such writing. No security interest or lien will be terminated or released, and no Collateral will be released from any security interest or lien, except by an agreement in writing executed by the Payee. The Payee will not be obligated to agree to any modification, amendment, restatement, change, consent, termination, waiver, or release, and any such agreement may be conditioned, delayed, or withheld, in the Payee’s absolute discretion.

19.    Severability. In case any provision or any part of any provision contained in this Note will for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provision or remaining part of the affected provision of this Note, but this Note will be construed as if such invalid, illegal, or unenforceable provision or part thereof had never been contained herein but only to the extent such provision or part thereof is invalid, illegal, or unenforceable.

20.    Successors and Assigns. This Note will be binding upon the Maker and the Maker’s successors and assigns, and will inure to the benefit of the Payee and the Payee’s successors and assigns. This Note may be assigned in whole or in part by the Payee. The Maker may not assign any of its rights or obligations under this Note without the prior written consent of the Payee, and any purported assignment by the Maker without the Payee’s prior written consent will be null and void.

21.    Captions. Section headings and captions in this Note are for convenience only and shall not affect the construction or interpretation of this Note. Unless otherwise expressly stated in this Note, references in this Note to Sections will be read as Sections of this Note.

22.    Time of the Essence. Time is of the essence of this Note.

23.    Further Assurances. The Maker will execute and deliver to the Payee such further assurances of this Note and take such other further actions as the Payee may from time to time request to further the intent and purposes of this Note and to maintain the rights and remedies intended to be created in favor the Payee under this Note.

24.    Holder in Due Course Status. If the Payee transfers or assigns this Note to another holder who takes this Note for value and without actual knowledge of a defense, set-off or claim of the Maker against any prior holder of this Note, such transferee or assignee will not be subject to any defenses, set-offs, or claims that the Maker may have against any holder of this Note prior to such transfer or assignment, and such transferee or assignee will have all of the rights of a holder in due course against the Maker even if, absent this provision, such transferee or assignee would not qualify as, or would not be, a holder in due course under applicable law. This Section is intended to apply, and is intended to give such transferee or assignee the rights of a holder in due course against the Maker, regardless of whether this Note is or is not a negotiable instrument.

25.    Counterparts. This Note may be executed in counterparts (and by different parties hereto in different counterparts), each of which will constitute an original, but all of which when taken together will constitute a single promissory note. Delivery of an executed counterpart of a signature page of this Note by facsimile or in electronic (for example, “.pdf” or “tif”) format by email or other electronic transmission will be effective as delivery of a manually executed counterpart of this Note. Signature pages may be detached from separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. In making proof of this Note, it will not be necessary to produce more than one counterpart of this executed Note.

26.    Representation by Counsel. The Maker acknowledges that the Maker is and has been represented by counsel of the Maker’s choice in connection with the negotiation, preparation, review, authorization, execution and delivery of this Note and any other instruments, agreements or matters relating to this Note.

27.    Choice of Law, Venue, and Jury Trial Waiver.

(a)    Governing Law. This Note and the rights and obligations of the Maker and the Payee hereunder will, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (the “Governing Jurisdiction”) (including, Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.

(b)    JURISDICTION; VENUE; SERVICE.

(i)    THE MAKER HEREBY IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE PERSONAL JURISDICTION OF THE STATE COURTS OF THE GOVERNING JURISDICTION AND, IF A BASIS FOR FEDERAL JURISDICTION EXISTS, THE NON-EXCLUSIVE PERSONAL JURISDICTION OF ANY UNITED STATES DISTRICT COURT FOR THE GOVERNING JURISDICTION.

(ii)    THE MAKER AGREES THAT VENUE WILL BE PROPER IN ANY COURT OF THE GOVERNING JURISDICTION SELECTED BY THE PAYEE OR, IF A BASIS FOR FEDERAL JURISDICTION EXISTS, IN ANY UNITED STATES DISTRICT COURT IN THE GOVERNING JURISDICTION. THE MAKER WAIVES ANY RIGHT TO OBJECT TO THE MAINTENANCE OF ANY SUIT, CLAIM, ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, IN ANY OF THE STATE OR FEDERAL COURTS OF THE GOVERNING JURISDICTION ON THE BASIS OF IMPROPER VENUE OR INCONVENIENCE OF FORUM.

(iii)    ANY SUIT, CLAIM, ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR TORT OR OTHERWISE, BROUGHT BY THE MAKER AGAINST THE PAYEE THAT IS BASED, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, ON THIS NOTE OR ANY MATTERS RELATING TO THIS NOTE OR ANY RELATED DOCUMENT OR ANY OBLIGATIONS, WILL BE BROUGHT IN A COURT ONLY IN THE GOVERNING JURISDICTION. THE MAKER WILL NOT FILE ANY COUNTERCLAIM AGAINST THE PAYEE IN ANY SUIT, CLAIM, ACTION, LITIGATION OR PROCEEDING BROUGHT BY THE PAYEE AGAINST THE MAKER IN A JURISDICTION OUTSIDE OF THE GOVERNING JURISDICTION UNLESS UNDER THE RULES OF THE COURT IN WHICH THE PAYEE BROUGHT SUCH SUIT, CLAIM, ACTION, LITIGATION OR PROCEEDING THE COUNTERCLAIM IS MANDATORY, AND NOT PERMISSIVE, AND WOULD BE CONSIDERED WAIVED UNLESS FILED AS A COUNTERCLAIM IN THE SUIT, CLAIM, ACTION, LITIGATION OR PROCEEDING INSTITUTED BY THE PAYEE AGAINST THE MAKER. THE MAKER AGREES THAT ANY FORUM OUTSIDE THE GOVERNING JURISDICTION IS AN INCONVENIENT FORUM AND THAT ANY SUIT, CLAIM, ACTION, LITIGATION OR PROCEEDING BROUGHT BY THE MAKER AGAINST THE PAYEE IN ANY COURT OUTSIDE THE GOVERNING JURISDICTION SHOULD BE DISMISSED OR TRANSFERRED TO A COURT LOCATED IN THE GOVERNING JURISDICTION. [FURTHERMORE, IF THE GOVERNING JURISDICTION IS THE STATE OF NEW YORK, THE MAKER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT BRING OR COMMENCE ANY SUIT, CLAIM, ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE PAYEE IN ANY WAY RELATING TO THIS NOTE OR ANY RELATED DOCUMENT, OR ANY OBLIGATIONS HEREUNDER OR THEREUNDER, OR ANY TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH SUIT, CLAIM, ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.] EACH OF THE MAKER AND THE PAYEE AGREES THAT A FINAL JUDGMENT IN

ANY SUCH SUIT, CLAIM, ACTION, LITIGATION OR PROCEEDING WILL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(iv)    EACH OF THE MAKER AND THE PAYEE IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, CLAIM, ACTION, LITIGATION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL POSTAGE PREPAID, TO IT AT THE ADDRESS SET FORTH FOR NOTICES IN THIS NOTE (OR AT SUCH OTHER ADDRESS FOR NOTICE AS THE MAKER OR THE PAYEE WILL HAVE SPECIFIED BY WRITTEN NOTICE TO THE OTHER), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER THE DATE OF MAILING.

(v)    NOTHING HEREIN WILL AFFECT THE RIGHT OF THE PAYEE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR TO OTHERWISE PROCEED AGAINST THE MAKER OR ANY OTHER PERSON IN THE GOVERNING JURISDICTION OR IN ANY OTHER JURISDICTION.

(c)    WAIVER OF JURY TRIAL. THE MAKER AND THE PAYEE MUTUALLY WAIVE ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS OF ANY KIND ARISING OUT OF OR BASED UPON THIS NOTE, ANY RELATED DOCUMENT, ANY OBLIGATIONS OR ANY CONTEMPLATED TRANSACTION. THE MAKER AND THE PAYEE ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT THE MAKER AND THE PAYEE EACH MAKE THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH COUNSEL OF ITS CHOICE. THE MAKER AND THE PAYEE AGREE THAT ALL SUCH CLAIMS WILL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the Maker executes this Promissory Note as of the date first written above.

MAKER:

CHECK FIVE LLC, a Delaware limited liability company

By:
	Name:	[***]
	Title:	[***]

[Maker’s Signature Page to Promissory Note]

The Payee hereby confirms its acceptance of the foregoing Promissory Note and its agreement with the terms, provisions, covenants and agreements set forth therein, as of the date first above written.

PAYEE:

NEURONETICS, INC., a Delaware corporation

By:	/s/ Keith J. Sullivan
Name:	Keith J. Sullivan
Title:	President & CEO

[Payee’s Signature Page to Promissory Note]